UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☐	Soliciting Material Pursuant to §240.14a-12

Colorado Goldfields Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COLORADO GOLDFIELDS INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 6, 2010
TO THE STOCKHOLDERS OF COLORADO GOLDFIELDS INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Colorado Goldfields Inc. (the “Company”) will be held on January 6, 2010, at American Legion / Miner’s Tavern / Silverton Mountain offices, located at 1069 Greene Street, Silverton, Colorado 81433. The meeting will start promptly at 11:00 a.m. Mountain Time and is being held to consider the following items:
1.	To elect directors to serve for a term of one (1) year or until their successors are duly elected and qualified;

2.	To ratify the action of the Board of Directors in appointing GHP Horwath, P.C. as the Company’s independent registered public accounting firm;

3.	To transact other business that may properly come before the Annual Meeting.
All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.
The Board of Directors of the Company has set the close of business on December 4, 2009, as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting in person. IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY VOTE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

By Order of the Board of Directors,
/s/ Lee R. Rice
Chief Executive Officer and President

December 4, 2009
Lakewood, Colorado

COLORADO GOLDFIELDS INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

COLORADO GOLDFIELDS INC.
10920 West Alameda Avenue, Suite 201
Lakewood, Colorado 80226
Annual Meeting of Stockholders
January 6, 2010
PROXY STATEMENT
The Board of Directors of Colorado Goldfields Inc. (the “Company”), a Nevada corporation, solicits your proxy for the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 11:00 a.m. on January 6, 2010, at the American Legion / Miner’s Tavern / Silverton Mountain Offices, located at 1069 Greene Street, Silverton, Colorado 81433 or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.
These proxy solicitation materials were first distributed on or about December 7, 2009 to all stockholders entitled to vote at the Annual Meeting.
INFORMATION CONCERNING SOLICITATION AND VOTING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the matters described in the accompanying Notice of Annual Meeting of Stockholders. These actions include the election of directors and ratification of the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm. In addition, our management will report on the Company’s performance during fiscal 2009 and respond to questions from stockholders.
Who is entitled to vote?
Only stockholders of record at the close of business on the record date, December 4, 2009, are entitled to receive notice of and to vote at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), entitles its holder to cast one vote on each matter to be voted upon.
Who can attend the Annual Meeting?
All stockholders of record at the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a one-third (33%) of the shares of Class A Common Stock of the Company outstanding on the record date and entitled to vote will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. As of the December 4, 2009 record date, 951,352,627 shares of our Class A Common Stock were outstanding and entitled to vote. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Similarly, “broker non-votes” (described below) will be counted in determining whether there is a quorum.
How do I vote?
You may vote either by casting your vote in person at the Annual Meeting, by marking, signing and dating each proxy card you receive and returning it in the prepaid envelope, or utilizing the Online Proxy Voting service provided by our transfer agent, Corporate Stock Transfer, Inc. as described in the Notice of Internet Availability.

What does the Board recommend?
The Board’s recommendations are set forth after the description of each item in this proxy statement. In summary, the Board recommends a vote:
•	“FOR” election of the four (4) director nominees (see Proposal No. 1).
•	“FOR” ratification of the Board of Director’s appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for fiscal 2010 (see Proposal No. 2).
How will my shares be voted?
Your shares will be voted as you indicate on the proxy card. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted 1) “FOR” the election of the four director nominees listed below, 2) “FOR” the ratification of the Board’s appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for fiscal 2010. Your shares will be voted in accordance with the discretion of the proxy holders as to any other matter that is properly presented.
Can I change my vote or revoke my proxy after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. Regardless of the way in which you submitted your original proxy, you may change it by:
•	Returning a later-dated signed proxy card;
•	Delivering a written notice of revocation to the Company at 10920 West Alameda Avenue, Suite 201, Lakewood, Colorado 80226; or
•	Attending the Annual Meeting and voting in person.
If your shares are held through a broker or other nominee, you will need to contact that institution if you wish to change your voting instructions.
What vote is required to approve each proposal?
If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion on some of the items to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those items and will not be counted in determining the number of shares necessary for approval for each item. A broker non-vote with respect to shares occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item from the beneficial owner or other person entitled to vote such shares.
In the election of the directors, a plurality of the votes cast at the Annual Meeting at which a quorum is present is sufficient to elect each director. Thus, each stockholder will be entitled to vote “FOR” four (4) nominees, and the four (4) nominees with the greatest number of votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors.
For Proposal No. 2 (ratification of the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm), provided a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting will be required for approval. Abstentions and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares exists. Abstentions and broker non-votes will not be treated as votes cast and accordingly will have the effect of a negative vote with respect to Proposal No. 2.

Who will count the vote?
Our Corporate Secretary will count the votes and act as the inspector of election.
Who paid for the cost of this proxy solicitation?
The Company paid for this proxy solicitation. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Proxies will be solicited by mail, telephone, or other means of communication. Our directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation for such activities also may solicit proxies.
Annual Report
The Company’s Annual Report to stockholders on Form 10-K for the fiscal year ended August 31, 2009, is included with these proxy solicitation materials. A copy of the Company’s Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge upon written request to the Company at 10920 West Alameda Avenue, Suite 201, Lakewood, Colorado 80226, Attn.: C. Stephen Guyer, CFO.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
General
A Board of Directors consisting of four (4) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company’s four (4) nominees. Each of the following four (4) directors has been nominated for election at the Annual Meeting: Lee R. Rice, C. Stephen Guyer, Norman J. Singer, and Beverly E. Rich (each, a “Nominee,” and collectively, the “Nominees”). Each of the Nominees presently serves on our Board of Directors.
We do not know of any reason why any of the Nominees would be unable to serve. However, if any of the Nominees should become unavailable to serve as a director, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.
Our Articles of Incorporation provide that the number of members of the Board of Directors may be set by amendment to the Bylaws. Our Bylaws currently provide that the number of directors on the Board may not be less than one nor more than nine (9). The Bylaws currently set the Board of Directors at four members, and such number may be changed by action of the Board. Each director is elected for a one-year term at each annual meeting of the stockholders. Directors serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until his or her death or retirement or until he or she shall resign or be removed.
Set forth below is certain information regarding the Nominees. The names, addresses and ages (as of November 18, 2009), of each of our directors and executive officers and the positions and offices held by them, which director positions are for a period of one year, are:

		First
		Became Officer
Name and Address	Age	and/or Director	Position(s)

Lee R. Rice	65	July 2008	Director, President and CEO
10920 W. Alameda Ave. Suite 201 Lakewood, CO 80226

C. Stephen Guyer	56	February 2008	Director and CFO
10920 W. Alameda Ave. Suite 201 Lakewood, CO 80226

Beverly E. Rich	58	July 2007	Director
1553 Greene St. Silverton, CO 81433

Norman J. Singer	68	September 2008	Director
885 S. Garfield St. Denver, CO 80209
LEE R. RICE, Chief Executive Officer and Director. Mr. Rice is an experienced geological engineer, having worked as a geologist and engineer in the natural resources industry since 1970. Since 1990, Mr. Rice has been employed by, and is currently Chief Engineer for, Data Technology Services, Inc. a Colorado-based, privately owned company that provides information technology services to various industries, including finance, oil & gas, geology, and chemistry. Prior to this, Mr. Rice held various geological, engineering and management positions with the U.S. Bureau of Mines and private industry. Mr. Rice holds a Bachelor of Science degree in Chemistry from Case-Western Reserve University and a Master of Science in Geology and Geological Engineering (with High Honors) from South Dakota School of Mines and Technology. Mr. Rice has been a Registered Professional Engineer in Colorado for more than 30 years and is a Registered Member of the Society of Mining, Metallurgy and Exploration. Mr. Rice is also a director of International Beryllium Corporation, a public company traded on the Toronto Venture Exchange with its headquarters in Vancouver, British Columbia.

C. STEPHEN GUYER, Chief Financial Officer and Director. Mr. Guyer is a senior financial executive, having served as Chief Financial Officer for both public and private firms. Prior to joining Colorado Goldfields, he was a founder and Chief Financial Officer of Antelope Technologies, Inc., a privately-held international high-technology manufacturing venture with offices in both the USA and Switzerland. Mr. Guyer has also served as Chief Financial Officer for TCOM Ventures, Staff Administrators and the Moore Companies. Mr. Guyer was Chief Credit Officer for Monaco Finance and a divisional vice-president for a subsidiary of British Petroleum, and the former United Cable Television Corporation (now a part of COMCAST). Mr. Guyer holds an MBA, Finance, and Master of Arts, University of Denver, both with honors, a BA, Metropolitan State College, Magna Cum Laude, and BS, McPherson College.
BEVERLY E. RICH, Director. Ms. Rich has been the Treasurer for San Juan County, Colorado since 1990. She also serves as the Democratic Party Chairperson for San Juan County, Colorado and is the Democratic Chairperson for the 6th Senatorial District in Colorado. She is also Chairperson for the San Juan County Historical Society, a board she has sat upon since 1980. She also serves on the board or is a member of the Red Mountain Task Force, San Juan Regional Planning Commission, Colorado County Treasurer’s Association, Colorado Public Trustee’s Association, National Historic Landmarks Stewards Association, Colorado Preservation, Inc., and the Silverton Chamber of Commerce. Ms. Rich graduated from Fort Lewis College in Durango, Colorado and is a Certified County Treasurer, certified by the Colorado County Treasurer’s Association and Colorado State University.
NORMAN J. SINGER, Director. Since 2006 Mr. Singer has been an independent investor in the oil and gas sector, having previously served as a senior consultant to a publicly traded oil company assisting the firm with their Turkish drilling program and assembling a U.S. based acreage position. From 1978 to 2004, Mr. Singer was with the Usaha Tegas Group of Companies, a $5 billion diversified multi-national enterprise. While with the Usaha Tegas Group, Mr. Singer opened two new energy related subsidiaries in Houston, Texas, and Tulsa, Oklahoma. He was later Chairman of the Group’s U.S. energy activities and its diversified acquisitions program. Mr. Singer was Senior Vice President, General Counsel and Director for Oceanic Exploration Company in Denver, Colorado. Additionally, he served as legal and economic advisor to the Ministry of Finance, Dar es Salaam, Tanzania and the U.S. State Department in Washington, D.C. Mr. Singer holds a BA in Economics from Colgate University, an MA in International Affairs and Economics from Tufts University in conjunction with Harvard University’s Fletcher School of Law and Diplomacy, and an LL.B. from Columbia University. Additionally, Mr. Singer has completed post graduate studies at the London School of Economics.
There are no family relationships among our directors and executive officers
The Board of Directors unanimously recommends that stockholders vote “FOR” each of the Nominees.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Board of Directors has appointed GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the 2010 fiscal year. GHP Horwath, P.C., has served as the Company’s independent registered public accounting firm since November 8th, 2007. GHP Horwath, P.C. will audit the fiscal 2010 year-end financial statements of the Company.
The Board of Directors has put this proposal before the stockholders because the Board believes that seeking stockholder ratification of its appointment of the Company’s independent registered public accounting firm is good corporate practice. This vote is only advisory, because the Board has the sole authority to retain and dismiss the Company’s independent registered public accounting firm. If the appointment of GHP Horwath, P.C. is not ratified, the Board will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.
A representative of GHP Horwath, P.C. is not expected to be present at the Annual Meeting, and therefore will not be present to make a statement or be available to respond to appropriate questions from stockholders.
The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the Board’s appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the 2010 fiscal year.
Principal Accountant Fees and Services
Audit Fees
Audit fees include fees incurred for professional services rendered in connection with the audit of Colorado Goldfields Inc.’s annual financial statements for the fiscal years ended August 31, 2009 and 2008, the review of the quarterly interim financial statements included in Colorado Goldfields’ Forms 10-Q for the fiscal years ended August 31, 2009 and 2008, and services rendered to issue consents required in certain of the Company’s registration statements. The audit fees expected to be billed (for the year ended August 31, 2009) and billed to us by GHP Horwath, P.C. for the years ended August 31, 2009 and 2008, including out-of-pocket costs were approximately $51,000 and $65,000, respectively. There were no audit related, tax, or other fees billed by GHP Horwath, P.C.
Audit Committee’s Pre-Approval Policies and Procedures
We do not maintain an audit committee. Audit Committee functions are performed by the entire Board of Directors and all audit services are approved prior to the performance of any services by our independent registered accounting firm.

CORPORATE GOVERNANCE
Director Independence
Our common stock is listed on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definition set forth in NASDAQ Rule 4200(a)(15). The following directors are considered “independent” as defined under Rule 4200(a)(15): Beverly E. Rich and Norman J. Singer. Lee R. Rice and C. Stephen Guyer would not be considered “independent” under the NASDAQ rule due to the fact that they are employees of our company.
Board Meetings
During the fiscal year ended August 31, 2009, we had five directors until February 20, 2009 when Eric O. Owens resigned, and four directors for the remainder of the fiscal year. During the year fiscal year August 31, 2009, the Board has held four meetings and has taken numerous actions by unanimous written consent.
During the fiscal year ended August 31, 2008, we had four directors. During the year fiscal year August 31, 2008, the Board has held three meetings and has taken numerous actions by unanimous written consent.
Audit, Compensation and Nominating Committees
As noted above, our common stock is listed on the OTC Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. Considering the foregoing and the fact that we are an early stage exploration company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of four members, two of which are considered independent.
Although there is no formal process in place regarding the consideration of any director candidates recommended by security holders, our Board of Directors will consider a director candidate proposed by a shareholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for the Board’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Colorado Goldfields Inc., Board of Directors, 10920 West Alameda Avenue, Suite 201, Lakewood, Colorado 80226, Attn.: C. Stephen Guyer, CFO. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer’s names and description of the employer’s business, educational background and any other biographical information that would assist the Board in determining the qualifications of the individual. The Board will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Board will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.
The Board evaluates nominees for directors recommended by shareholders in the same manner in which it evaluates other nominees for directors. Minimum qualifications include the factors discussed above.
Audit Report
For the fiscal year ended August 31, 2009, the Board (i) has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm, (ii) has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented, (iii) has received the written disclosures from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and (iv) has discussed with the Company’s independent auditors that firm’s independence. Based upon the Board’s review and discussion of the matters above, the Board has recommended that the audited financial statements for the year ended August 31, 2009 be included in the Annual Report on Form 10-K and filed with the Securities and Exchange Commission (the “SEC”). All four members of the Board, namely Lee R. Rice, C. Stephen Guyer, Norman J. Singer and Beverly Rich concur in this recommendation.

Shareholder Communications
We do not have a formal shareholder communications process. Shareholders are welcome to communicate with the Company by forwarding correspondence to Colorado Goldfields Inc., Board of Directors, 10920 West Alameda Avenue, Suite 201, Lakewood, Colorado 80226, Attn.: C. Stephen Guyer, CFO and Director.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership of the Company’s Common Stock with the SEC. To our knowledge, during the fiscal year ended August 31, 2009, based solely on a review of such materials as are required by the SEC, all required reporting is current and accurate.
Code of Business Conduct and Ethics
We have adopted a code business conduct and ethics that applies to all of our executive officers and employees. The Code addresses conflicts of interest, compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in the Company’s best interest. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place. Colorado Goldfields’ Code of Business Ethics and Conduct is available on our web site at www.cologold.com/uploads/Code_of_Business_Conduct_Ethics.pdf.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Covered — All Executive Officers
All executive officers for most recent fiscal year ended August 31, 2009 are as follows.
Lee R. Rice, President, CEO
C. Stephen Guyer, Chief Financial Officer
Summary Compensation Table
The following table summarizes all compensation recorded by us in the most recent fiscal years ended August 31, 2009 and 2008 for our named executive officers.

						Non-
						Equity	Nonqualified
Name						Incentive	Deferred	All other
and				Stock	Option	Plan	Compensation	Compen-
Principal		Salary	Bonus	Awards	Awards	Compen-	Earnings	sation	Total
Position	Year	($)	($)	($)	($)	sation	($)	($)	($)
Lee R. Rice	2009	58,350	—	104,331	—	—	—	—	162,681
President, CEO	2008	—	—	—	—	—	—	—	—

C. Stephen Guyer,	2009	165,000	243,375	136,400	—	—	—	—	544,775
Chief Financial Officer	2008	94,423	—	50,000	32,752	—	—	—	177,175

Todd C. Hennis,	2009	—	—	—	—	—	—	—	—
Former President, CEO	2008	115,000	—	—	408,600	—	—	4,200	527,800

Gary Schellenberg,	2009	—	—	—	—	—	—	—	—
Former VP Exploration	2008	2,438	—	—	337,500	—	—	—	339,938
Mr. Hennis resigned his positions with the Company on September 9, 2008. Mr. Schellenberg was employed with us on a part-time basis during fiscal 2008. Mr. Schellenberg resigned his positions with the Company for personal reasons on July 31, 2008.
Description of Summary Compensation Table
Executive Employment Agreements
Lee R. Rice. We employed Lee R. Rice on September 10, 2008, as our Interim Chief Executive Officer. On December 15, 2008, we entered into a new employment agreement with Mr. Rice. Under the new agreement which is month to month, we have agreed to the following: (i) the payment by our company to Mr. Rice of a salary of $5,000 per month; (ii) certain employee benefits, including group health insurance, pension and profit sharing and other such benefits that we may elect to provide our other employees from time to time. The executive employment agreement may be terminated, among other things: (i) by notice of termination from one party to the other; (ii) upon the death of Mr. Rice. Upon the termination of the executive employment agreement, Mr. Rice will generally be entitled to separation pay equal to one month of pay for each year of service.
C. Stephen Guyer. We employed C. Stephen Guyer on February 14, 2008, as our Chief Financial Officer on a part-time basis pursuant to an employment agreement which compensated Mr. Guyer on an hourly basis. Since that time, our operations have expanded to the extent that Mr. Guyer is currently working on a full-time basis. In connection with Mr. Guyer’s increased workload, on July 31, 2008, we entered into a new employment agreement with Mr. Guyer. Under the new agreement which is for a term of 12 months, subject to renewal, we have agreed to the following: (i) the payment by our company to Mr. Guyer of a salary of $12,500 per month for the first six months, to be reviewed by our Board at that time; (ii) certain employee benefits, including group health insurance, pension and profit sharing and other such benefits that we may elect to provide our other employees from time to time; (iii) the grant of a stock option to purchase up to 500,000 shares of our common stock at an exercise price of $0.25 per share; (iv) an immediate award of 300,000 shares of common stock; and (v) an award of 100,000 shares of common stock if the Company is successful in completing a certain financing transaction.

We entered into a new employment agreement with Mr. Guyer, effective July 1, 2009. Under the new agreement which is for a period of one year, we have agreed to the following: (i) the payment by our company to Mr. Guyer of a salary of $20,000 per month; (ii) certain employee benefits, including group health insurance, pension and profit sharing and other such benefits that we may elect to provide our other employees from time to time. Mr. Guyer acknowledges that salary and/or expenses may, upon consultation with the Chief Executive Officer, be paid in stock pursuant to the Company’s 2008 Employee and Director Stock Compensation Plan in lieu of cash. The executive employment agreement may be terminated, among other things: (i) by notice of termination from one party to the other; (ii) upon the death of Mr. Guyer. Upon the termination of the executive employment agreement, Mr. Guyer will generally be entitled to separation pay equal to six months of pay for each year of service.
Equity Compensation Plans
2008 Stock Incentive Plan
On February 14, 2008, our Board of Directors unanimously approved our 2008 Stock Incentive Plan (the “2008 Plan”). The purpose of the Plan is to retain current, and attract new, employees, directors, consultants and advisors that have experience and ability, along with encouraging a sense of proprietorship and interest in the Company’s development and financial success. The Board of Directors believes that option grants and other forms of equity participation are an increasingly important means of retaining and compensating employees, directors, advisors and consultants. The 2008 Plan authorizes us to issue up to 12,480,000 shares of our common stock. The plan allows us to grant tax-qualified incentive stock options, non-qualified stock options and restrictive stock awards to employees, directors and consultants of our company.
In order to be able to grant qualified “incentive stock options” under the 2008 Plan in accordance with Section 422 of the Internal Revenue Code, as amended, we must obtain shareholder approval of the 2008 Plan within 12 months before or after the 2008 Plan was adopted. Accordingly, we submitted the Plan for shareholder approval in March 2008 as part of the annual shareholders meeting, but were unable to achieve a quorum. To the extent that the 2008 Plan is not approved by our shareholders at the annual meeting, the 2008 Plan will nonetheless continue in existence as a valid plan, but any stock options granted under the 2008 Plan will be non-qualified stock options for tax purposes.
Unless terminated earlier by the Board, the 2008 Plan will expire on February 13, 2018. As of August 31, 2009 there are no outstanding options under the 2008 Plan.
2008 Non-Qualified Consultants & Advisors Stock Compensation Plan
On September 12, 2008, our Board of Directors approved the 2008 Non-Qualified Consultants & Advisors Stock Compensation Plan. As of December 7, 2009 we are authorized to issue up to 565,000,000 shares of our Common Stock to consultants or advisors in connection with services rendered by such persons or entities. The plan is administered by our Compensation Committee of the Board of Directors, or if the we do not have a Compensation Committee, then a committee appointed by the Board which is to consist of one executive officer of the Company and at least one independent, non-employee member of the Board. If no committee is appointed, then the Board of Directors administers the plan. We currently do not have a Compensation Committee. Our Board has appointed C. Stephen Guyer, our Chief Financial Officer and Director, and Norman Singer, one of our independent Directors, to act as the committee to administer the plan. As of December 7, 2009 we are authorized to issue up to 565.000,000 shares of our Class A Common Stock, subject to adjustment in case of a subdivision of our outstanding shares of Class A Common Stock, recapitalization, stock dividend, or other change in our corporate structure that affects our Common Stock. One of the primary purposes of the plan is to give our company the flexibility to pay for services with shares of our Class A common stock rather than with cash during our exploratory stage.

2008 Employee & Director Stock Compensation Plan
In November, 2008, our Board of Directors approved the 2008 Employee & Director Stock Compensation Plan. The purpose of this plan is (i) to further our growth by allowing us to compensate employees and Directors who have provided bona fide services to our company through the award of shares of our Common Stock, and (ii) attract, motivate, retain and reward quality employees and directors to acquire or increase a proprietary interest in our company. Considering that we are an exploratory mining company which faces challenging economic times and difficult capital markets, the Board of Directors believes that using our common stock is an important means of retaining and compensating employees and directors. As of December 7, 2009 we are authorized to issue up to 210,800,000 shares of our Class A Common Stock, subject to adjustment in case of a subdivision of our outstanding shares of Class A Common Stock, recapitalization, stock dividend, or other change in our corporate structure that affects our Class A Common Stock. The Plan is administered by a committee consisting of at least two persons to be appointed by the Board of Directors, one of whom is an independent director, or in the absence of such a committee, the Plan is to be administered by the Board of Directors. Our Board of Directors appointed C. Stephen Guyer, our CFO, and Norman Singer, one of our independent directors, to the committee. Any of our employees or directors are eligible to receive awards under this plan.
Outstanding Equity Awards at Fiscal Year-end.
There were no outstanding equity awards for our Executive officers in the most recent fiscal year ended August 31, 2009.
Stock Option Exercised
There were no stock options exercised on common shares in fiscal year 2009, with respect to the Chief Executive Officer and the other named executives listed in the Summary Compensation Table.
Expense Reimbursement
We will reimburse our officers and directors for reasonable expenses incurred during the course of their performance.
Retirement Plans and Benefits.
None.

Director Compensation
The following table summaries all director compensation for our Executive officers in the most recent fiscal year ended August 31, 2009. There are no other standard compensation arrangements in place and all directors are treated equally with respect to any compensation.

	Fees earned or	Stock	Option	Total
Name	paid in cash ($)	awards ($)(1)	awards ($)	($)
Lee R. Rice	—	104,331	—	104,331
C. Stephen Guyer	—	136,400	—	136,400
Eric Owens (2)	—	5,600	—	5,600
Beverly E. Rich	—	64,431	—	64,331
Norman Singer	—	136,400	—	136,400

(1)	The stock awards noted in the foregoing table contain the following provisions.

(2)	Mr. Owens resigned as a director effective February 9, 2009.

	No. of
Name and Position	Shares	Vesting Provisions
Beverly E. Rich, Director	325,000	65,000 of the shares vested; the remaining 260,000 shares vest if the participant continues as a Director of the Company through February 28, 2010.
Eric O. Owens, Director	325,000	65,000 of the shares vested; the remaining 260,000 shares vest if the participant continues as a Director of the Company through February 28, 2010.
Lee R. Rice, Director	325,000	65,000 of the shares vested; the remaining 260,000 shares vest if the participant continues as a Director of the Company through February 28, 2010.
Beverly E. Rich, Director	325,000	Fully vested.
Eric O. Owens, Director	325,000	Fully vested.
Lee R. Rice, Director	325,000	Fully vested.
Norman Singer, Director	325,000	Fully vested.
Beverly E. Rich, Director	2,000,000	Restricted, under Rule 144, shares issued on March 26, 2009.
Lee R. Rice, Director	5,000,000	Restricted, under Rule 144, shares issued on March 26, 2009.
Norman J. Singer, Director	2,000,000	Restricted, under Rule 144, shares issued on March 26, 2009.
C. Stephen Guyer, Director	8,000,000	Restricted, under Rule 144, shares issued on March 26, 2009.
Standard Director Compensation Arrangement
We do not have a standard compensation arrangement for directors.

Indemnification and Limitation on Liability of Directors
Our Articles of Incorporation and Bylaws provide that we must indemnify, to the fullest extent permitted by the laws of the State of Nevada, any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the person serving or having served in a capacity as such, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met.
The Nevada Revised Statutes allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he or she was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.
At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.
Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by law. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:
•	any breach of the duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•	dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions;

•	violations of certain laws; or

•	any transaction from which the director derives an improper personal benefit.

TRANSACTIONS WITH RELATED PERSONS
During the year ended August 31, 2009, the Company borrowed $72,500 and $303,200 from its chief executive officer (“CEO”) and its chief financial officer (“CFO”), respectively. In connection with the borrowings, the Company executed unsecured promissory notes (“Notes”) which are due six months from the dates of issue and accrue interest at 6.5% per annum (or 18% per annum, if the Notes are in default). The Company subsequently entered into amended note agreements with its CEO to extend the due dates an additional six months from the original due dates. During the year ended August 31, 2009, the Company’s CFO forgave certain notes and accrued interest which has been accounted for as a capital transaction resulting in an increase in equity of $288,361. During the year ended August 31, 2009, the Company recorded interest expense of $13,435 relating to the Notes. The notes outstanding at August 31, 2009 are due at varying times between January 19, 2010 and September 18, 2010.
Subsequent to August 31, 2009 we have borrowed $116,000 from our Chief Financial Officer. In connection with the borrowings, we have executed unsecured convertible promissory notes (“Notes”) which are due six months from the dates of issue and carry interest rates of 6.5% (or 18% if the note is in default.) The Notes also provide that we pay collection costs and attorney fees if the Notes are not paid when due. At their election and in lieu of cash payment of the principal and interest on the Notes, the Note holders may convert their Notes is into shares of common stock. At the Holder’s option, the conversion formula is: total principal plus accrued interest, plus a 25% premium, divided by the volume weighted average closing price of the 5 trading days prior to the date of conversion, equals number of shares.

OWNERSHIP OF SECURITIES
The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of December 4, 2009 (the record date), by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each current director and named executive officer of the Company and (iii) all executive officers and directors as a group. Except as indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Except as indicated, the address of each of the persons named in the table is that of the Company’s principal executive offices. As of November 18, 2009, there were 2,500,000,000 shares of our common stock authorized and 906,352,627 shares outstanding.

		Amount and
		Nature of
	Name and Address of	Beneficial		Percentage of
Title of Class	Beneficial Owner	Ownership		Common Stock
Common Stock	C. Stephen Guyer	84,944,064	(1)	8.9%
	10920 W. Alameda Avenue, Suite 207
	Lakewood, CO 80226

Common Stock	Todd C. Hennis	51,350,000	(1)	5.4%
	10920 W. Alameda Avenue, Suite 207
	Lakewood, CO 80226

Common Stock	Lee R. Rice	19,383,450	(1)(2)	2.0%
	10920 W. Alameda Avenue, Suite 207
	Lakewood, CO 80226

Common Stock	Beverly E. Rich	2,650,000	(1)(2)	0.3%
	1553 Greene Street
	Silverton, CO 81433

Common Stock	Norman J. Singer	2,650,000	(1)	0.3%
	885 S. Garfield St.
	Denver, CO 80209

Common Stock	All officers and directors (4 persons)	160,977,514		16.9%

Total outstanding		951,352,627

Total Affiliate		212,327,514

Total non-affiliate		739,025,113

(1)	All shares are owned directly.

(2)	All shares are owned directly. 200,000 shares are subject to forfeiture provisions, which lapse if the recipient continues as a Director of the Company through February 28, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership of the Company’s Common Stock with the SEC. To our knowledge, during the fiscal year ended August 31, 2009, based solely on a review of such materials as are required by the SEC, all required reporting is current and accurate.
OTHER MATTERS
Policy on Transactions and Arrangements with Related Persons
We have adopted a code of ethics that addresses transactions and arrangements between the Company and our officers, directors or employees. Under our code, officers, directors and employees are required to notify us regarding any actual or potential conflict of interest, and the Board of Directors and Shareholders of the Company may authorize, approve or ratify activities that create or give the appearance of a conflict of interest so long as the authorization, approval or ratification is in compliance with the applicable provisions of Chapter 78 of the Nevada Revised Statutes, including, but not limited to, Section 78.140 thereof (or any successor law.) Under the foregoing Nevada law, a contract or transaction between a corporation and one or more of its directors or officers or between a corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is not void or voidable solely for this reason, or solely because the director or officer is present at the meeting of the corporation’s board of directors which authorizes or approves the contract or transaction or join in the execution of a written consent that authorizes or approves the transaction, or because the vote or votes of common or interested directors are counted for that purpose, provided that one of the following four requirements is met:
•
The fact of the common directorship, office or financial interest is disclosed or known to the corporation’s board of directors or committee, and the corporation’s board of directors or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

•
The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

•
The fact of the common directorship, office or financial interest is disclosed or known to the director or officer at the time the transaction is brought before the corporation’s board of directors of the corporation for action.

•	The contract or transaction is fair as to the corporation at the time it is authorized or approved.

Stockholder Proposals and Director Nominations at Annual Meetings
Shareholder proposals intended for inclusion in our fiscal 2010 proxy statement and acted upon at our 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”) must be received by us at our executive offices at 10920 West Alameda Avenue, Suite 201, Lakewood, Colorado 80226, Attention: Corporate Secretary, on or prior to August 9, 2010.
Shareholder proposals submitted for consideration at the 2011 Annual Meeting but not submitted for inclusion in our fiscal 2010 proxy statement, including shareholder nominations for candidates for election as directors, generally must be received by us at our executive offices on or prior to August 9, 2010 in order to be considered timely under SEC rules and our bylaws. However, if the date of the 2011 Annual Meeting is a date that is not within 30 days before or after January 6, 2011, the anniversary date of the 2010 Annual Meeting, notice by the shareholder of a proposal must be received no later than the close of business on the 10th calendar day after the first to occur of (i) the day on which notice of the 2011 Annual Meeting is mailed or (ii) public disclosure of the date of the 2011 Annual Meeting is made, including disclosure in a Quarterly Report on Form 10-Q filed by us with the SEC. Under applicable rules of the SEC, our management may vote proxies in their discretion regarding these proposals if (1) we do not receive notice of the proposal on or prior to August 9, 2010, or (2) we receive written notice of the proposal on or prior to August 9, 2010, describe the proposal in our proxy statement relating to the 2011 Annual Meeting and state how the management proxies intend to vote with respect to such proposal.
Householding
The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Company’s proxy statement and annual report to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Corporate Secretary, Colorado Goldfields Inc., 10920 West Alameda Avenue, Suite 201, Lakewood, Colorado 80226 or by calling (303) 984-5324. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Lee R. Rice Lee R. Rice, President & CEO

PROXY PROXY COLORADO GOLDFIELDS INC. 10920 West Alameda Avenue, Suite 201 Lakewood, Colorado 80226 Fax (303) 484-2935 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of Colorado Goldfields, Inc. acknowledges receipt of the notice of the annual meeting of shareholders, to be held January 6, 2010, at 11:00 a.m., at American Legion / Miner’s Tavern / Silverton Mountain offices, located at 1069 Greene Street, Silverton, Colorado 81433, and hereby appoints Lee R. Rice, with the power of substitution, as attorney and proxy to vote all the shares of the undersigned at the annual meeting and at all adjournments thereof, hereby ratifying and confirming all that the attorney and proxy may do or cause to be done by virtue hereof. The above-named attorney and proxy is instructed to vote all of the undersigned’s shares as follows: A. Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Items number 2 and 3 below. 1. Election of Directors [ ] FOR all nominees listed below (except as indicated), or Lee R. Rice [ ] FOR [ ] WITHHOLD AUTHORITY TO VOTE C. Stephen Guyer [ ] FOR [ ] WITHHOLD AUTHORITY TO VOTE Beverly E. Rich [ ] FOR [ ] WITHHOLD AUTHORITY TO VOTE Norman J. Singer [ ] FOR [ ] WITHHOLD AUTHORITY TO VOTE 2. Ratification of the appointment of GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ending August 31, 2008. [ ] FOR [ ] AGAINST [ ] ABSTAIN .. 3. Transaction of such other business as may properly come before the meeting or any adjournment thereof. Items: 1. Change of Address: 2. [ ] Check if you plan to attend the annual meeting.

Electronic Voting Instructions You can vote by Internet! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy. Proxies submitted by the Internet must be received by 11:59 p.m., Eastern Time, on January 5, 2010. Vote by Internet: · Log on to the Internet and follow the instructions on Notice of Internet Availability · Follow the steps outlined on the secured website. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF GHP HORWATH, P.C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. DATED: ,2009 SIGNATURE SIGNATURE IF HELD JOINTLY Please sign your name exactly as it appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY BY FAX, EMAIL OR MAIL (using the enclosed business reply envelope), TO THE TABULATING AGENT: Corporate Stock Transfer, Inc 3200 Cherry Creek South Dr., Ste. 430 Denver, CO 80209 Fax 303-282-4986 Email to rsingleton@corporatestock.com or vote online at vote.corporatestock.com (registered shareholders only.) NOTE: SECURITIES DEALERS PLEASE STATE THE NUMBER OF SHARES VOTED BY THIS PROXY: